Exhibit 99.1

ConocoPhillips Reports Third-Quarter 2019 Results; Returns-Focused Value Proposition Continues to Deliver

HOUSTON--(BUSINESS WIRE)--October 29, 2019--ConocoPhillips (NYSE: COP) today reported third-quarter 2019 earnings of $3.1 billion, or $2.74 per share, compared with third-quarter 2018 earnings of $1.9 billion, or $1.59 per share. Excluding special items, third-quarter 2019 adjusted earnings were $0.9 billion, or $0.82 per share, compared with third-quarter 2018 adjusted earnings of $1.6 billion, or $1.36 per share. Special items for the current quarter were primarily due to a gain realized on the completed United Kingdom (U.K.) divestiture.

Third-Quarter Highlights and Recent Announcements

  Cash provided by operating activities was $2.3 billion. Excluding working capital, cash from operations (CFO) of $2.6 billion exceeded capital expenditures and investments, generating free cash flow of $1.0 billion.
  Repurchased $0.75 billion of shares and paid $0.34 billion in dividends in the third quarter, representing a return of 41 percent of CFO to shareholders.
  Third-quarter production excluding Libya of 1,322 MBOED; year-over-year underlying production grew 7 percent overall and 6 percent on a debt-adjusted share basis.
  Increased production from the Lower 48 Big 3 unconventionals by 21 percent year-over-year.
  Executed turnarounds in Alaska, Malaysia and Norway.
  Ended the quarter with cash, cash equivalents and restricted cash totaling $7.5 billion and short-term investments of $0.9 billion, equaling $8.4 billion of ending cash and short-term investments.
  Completed the U.K. divestiture, generating $2.2 billion in proceeds.
  Completed the previously announced Alaska Nuna discovered resource acquisition for approximately $0.1 billion.
  Announced the Australia-West divestiture agreement for $1.4 billion, plus customary closing adjustments, subject to regulatory and other approvals.
  Announced a 38 percent increase in the quarterly dividend to 42 cents per share, and $3.0 billion in planned 2020 share repurchases.

“This business is all about having a sustainable strategy with consistent execution,” said Ryan Lance, chairman and chief executive officer. “We believe ConocoPhillips offers both – a shareholder-friendly, returns-oriented value proposition and strong delivery on our commitments. This quarter extends our successful track record of performance since we reset our value proposition in 2016. In November, we’ll present a 10-year capital and financial plan at our Analyst & Investor Meeting that emphasizes free cash flow generation with competitive returns on capital and returns of capital. We look forward to sharing a long-term outlook that fulfills our purpose of creating value for all stakeholders.”

Third-Quarter Review

Production excluding Libya for the third quarter of 2019 was 1,322 thousand barrels of oil equivalent per day (MBOED), a 98 MBOED increase over the same period a year ago. Adjusting for closed dispositions and acquisitions, underlying production increased 83 MBOED primarily due to production growth from the Big 3 unconventionals, development programs and major projects in Alaska, Europe and Asia Pacific. This growth more than offset normal field decline. Production from Libya averaged 44 MBOED.

In the Lower 48, production from the Big 3 unconventionals averaged 379 MBOED. The company also completed construction and commissioning of the Montney Phase 1 gas plant in Canada, with startup awaiting completion of a third-party pipeline. In Malaysia, production from the Kebabangan Field continued ramping up and first oil was achieved from Gumusut Phase 2. Turnarounds were completed during the quarter in Alaska, Malaysia and Norway.

Earnings increased compared with third-quarter 2018 primarily due to the gain from the U.K. divestiture, partially offset by lower realized prices. Excluding special items, adjusted earnings were lower compared with third-quarter 2018 due to lower realized prices and higher exploration expenses from increased dry hole costs, partially offset by higher volumes. The company’s total realized price was $47.07 per barrel of oil equivalent (BOE), 18 percent lower than the $57.71 per BOE realized in the third quarter of 2018, reflecting lower marker prices.

For the quarter, cash provided by operating activities was $2.3 billion. Excluding a $0.3 billion change in operating working capital, ConocoPhillips generated $2.6 billion in CFO. CFO included approximately $0.1 billion from the PDVSA ICC settlement and was reduced by a $0.3 billion U.K. pension fund contribution. In addition, the company generated $2.2 billion in disposition proceeds. The company incurred $1.7 billion in capital expenditures and investments that included approximately $0.1 billion for the Alaska acreage acquisition. In addition, the company repurchased $0.75 billion in shares and paid $0.34 billion in dividends.

Nine-Month Review

ConocoPhillips’ nine-month 2019 earnings were $6.5 billion, or $5.72 per share, compared with nine-month 2018 earnings of $4.4 billion, or $3.72 per share. Nine-month 2019 adjusted earnings were $3.2 billion, or $2.83 per share, compared with nine-month 2018 adjusted earnings of $4.0 billion, or $3.41 per share.

Production excluding Libya for the first nine months of 2019 was 1,310 MBOED, an 89 MBOED increase from 1,221 MBOED for the 2018 period. Adjusting for closed dispositions and acquisitions, underlying production increased 69 MBOED primarily due to growth from the Big 3 unconventionals, development programs and major projects in Alaska, Europe and Asia Pacific. This growth more than offset normal field decline. Production from Libya averaged 43 MBOED for the first nine months of 2019.

The company’s total realized price during the first nine months of 2019 was $49.35 per BOE, 9 percent lower compared with $54.20 per BOE in 2018. This reduction reflected lower crude, natural gas liquids and natural gas prices, partially offset by higher liquefied natural gas and bitumen prices.

For the nine months ended Sept. 30, 2019, cash provided by operating activities was $8.1 billion. Excluding a $0.9 billion change in operating working capital, ConocoPhillips generated $9.0 billion in CFO, exceeding the total of $5.0 billion in capital expenditures and investments, $2.8 billion in share repurchases and $1.0 billion in dividends. In addition, the company generated $2.9 billion in disposition proceeds. Capital expenditures and investments included approximately $0.2 billion primarily for Lower 48 bolt-on acquisitions and the Alaska acreage acquisition.

Outlook

Fourth-quarter 2019 production is expected to be 1,265 to 1,305 MBOED. The guidance excludes Libya and reflects the impacts from the completed U.K. divestiture. All other guidance items are unchanged.

ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor.

ConocoPhillips will also conduct an Analyst & Investor Meeting in Houston on Tuesday, Nov. 19 to outline the company’s 10-year operating plan and strategy for long-term value creation. A live webcast of the meeting will be available on the ConocoPhillips Investor Relations site, www.conocophillips.com/investor, with a recording and transcript available afterward.

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About ConocoPhillips

Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $70 billion of total assets, and approximately 10,400 employees as of Sept. 30, 2019. Production excluding Libya averaged 1,310 MBOED for the nine months ended Sept. 30, 2019, and proved reserves were 5.3 BBOE as of Dec. 31, 2018. For more information, go to www.conocophillips.com.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. Words and phrases such as "anticipate," "estimate," "believe," “budget,” "continue," "could," "intend," "may," "plan," "potential," "predict," “seek,” "should," "will," “would,” "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases or technical difficulties in constructing, maintaining, or modifying company facilities; legislative and regulatory initiatives addressing global climate change or other environmental concerns; investment in and development of competing or alternative energy sources; disruptions or interruptions impacting the transportation for our oil and gas production; international monetary conditions and exchange rate fluctuations; changes in international trade relationships, including the imposition of trade restrictions or tariffs on any materials or products (such as aluminum and steel) used in the operation of our business; our ability to collect payments when due under our settlement agreement with PDVSA; our ability to collect payments from the government of Venezuela as ordered by the ICSID; our ability to liquidate the common stock issued to us by Cenovus Energy Inc. at prices we deem acceptable, or at all; our ability to complete our announced dispositions or acquisitions on the timeline currently anticipated, if at all; the possibility that regulatory approvals for our announced dispositions or acquisitions will not be received on a timely basis, if at all, or that such approvals may require modification to the terms of our announced dispositions, acquisitions or our remaining business; business disruptions during or following our announced dispositions or acquisitions, including the diversion of management time and attention; the ability to deploy net proceeds from our announced dispositions in the manner and timeframe we currently anticipate, if at all; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; the impact of competition and consolidation in the oil and gas industry; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; general domestic and international economic and political conditions; changes in tax, environmental and other laws applicable to our business; and disruptions resulting from extraordinary weather events, civil unrest, war, terrorism or a cyber attack; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term "resource" in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.

Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share, cash from operations (CFO) and free cash flow.

The company believes that the non-GAAP measures adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the impact of working capital changes across periods on a consistent basis and with the performance of peer companies. The company also believes that free cash flow is useful to investors as it provides a measure to compare CFO after deduction of capital expenditures and investments across periods on a consistent basis. Free cash flow is not a measure of cash available for discretionary expenditures since the company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.

Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.

Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.

Other Terms – The release also contains the terms underlying production and production per debt-adjusted share. Underlying production excludes Libya and reflects the impact of closed acquisitions and dispositions (A&D) with an assumed close date of January 1, 2018. Production per debt-adjusted share is calculated on an underlying production basis using ending period debt divided by ending share price plus ending shares outstanding. The company believes that underlying production is useful to investors to compare production excluding Libya and reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. The company believes that production per debt-adjusted share is useful to investors as it provides a consistent view of production on a total equity basis by converting debt to equity and allows for comparisons across peer companies.

References in the release to earnings refer to net income/(loss) attributable to ConocoPhillips.

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ Millions, Except as Indicated

	3Q19				3Q18				2019 YTD				2018 YTD
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$3,056	2.74			1,861	1.59			6,469	5.72			4,389	3.72
Adjustments:
Net gain on asset sales	(1,752)	(93)	(1,845)	(1.66)	(101)	25	(76)	(0.06)	(1,813)	(359)	(2,172)	(1.92)	(151)	39	(112)	(0.09)
Malaysia Deepwater tax incentive	-	(164)	(164)	(0.15)	-	-	-	-	-	(164)	(164)	(0.15)	-	-	-	-
Pending claims and settlements	(123)	16	(107)	(0.10)	(286)	7	(279)	(0.24)	(388)	(37)	(425)	(0.38)	(421)	72	(349)	(0.30)
Unrealized gain (loss) on CVE shares	(116)	-	(116)	(0.10)	73	(16)	57	0.05	(489)	-	(489)	(0.43)	(187)	25	(162)	(0.14)
Unrealized gain (loss) on FX derivative	(15)	4	(11)	(0.01)	3	-	3	-	15	(2)	13	0.01	(8)	3	(5)	-
Impairments	141	(31)	110	0.10	43	(10)	33	0.03	296	(66)	230	0.20	-	9	9	0.01
Recognition of deferred income	(49)	10	(39)	(0.03)	(44)	-	(44)	(0.04)	(297)	62	(235)	(0.21)	(104)	-	(104)	(0.09)
Pension settlement expense	37	(7)	30	0.03	14	(3)	11	0.01	37	(7)	30	0.03	161	(29)	132	0.11
Alberta tax rate change	-	-	-	-	-	-	-	-	-	(25)	(25)	(0.02)	-	-	-	-
Restructuring	-	-	-	-	37	(8)	29	0.02	-	-	-	-	37	(8)	29	0.02
Deferred tax adjustments	-	-	-	-	-	-	-	-	-	(27)	(27)	(0.02)	-	-	-	-
Premiums on early debt retirement	-	-	-	-	-	-	-	-	-	-	-	-	208	(13)	195	0.17
Adjusted earnings / (loss)			$914	0.82			1,595	1.36			3,205	2.83			4,022	3.41

The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of net cash provided by operating activities to free cash flow
$ Millions, Except as Indicated

	3Q19	2019 YTD
Net Cash Provided by Operating Activities	2,337	8,122

Adjustments:
Net operating working capital changes	(307)	(892)
Cash from operations	2,644	9,014

Capital expenditures and investments	1,675	5,041
Free Cash Flow	969	3,973

ConocoPhillips
Table 3: Reconciliation of reported production to underlying production
In MBOED, Except as Indicated

	3Q19	3Q18	2019 YTD	2018 YTD
Total Reported Production	1,366	1,261	1,353	1,261

Adjustments:
Libya	(44)	(37)	(43)	(40)
Total Production excluding Libya	1,322	1,224	1,310	1,221

Dispositions[1]	(58)	(78)	(67)	(89)
Acquisitions[2]	-	35	-	42
Total Underlying Production	1,264	1,181	1,243	1,174
[1]Includes production from the completed U.K. and various Lower 48 dispositions.
[2]Includes production from the additional interests acquired in Alaska.

Contacts

Daren Beaudo (media)
281-293-2073
daren.beaudo@conocophillips.com

Investor Relations
281-293-5000
investor.relations@conocophillips.com